United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________________
FORM 8-K
__________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 25, 2024
 __________________________________
LOUISIANA-PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)
1610 West End Ave, Suite 200, Nashville, TN 37203
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 986 - 5600
 __________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	LPX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Principal Accounting Officer
In connection with an internal reorganization, Derek Doyle stepped down from his position as Vice President, Controller, and Chief Accounting Officer of Louisiana-Pacific Corporation (the “Company”) on November 25, 2024. Mr. Doyle’s departure is not the result of any disagreement with the Company with respect to any matter relating to the Company’s financial reporting or operations, policies or practices. Mr. Doyle will remain with the Company in an advisory capacity through December 31, 2024.
Appointment of Principal Accounting Officer
Effective November 25, 2024, Leslie Davis was appointed as Vice President, Controller and Chief Accounting Officer of the Company. In this position, Ms. Davis will serve as the Company’s principal accounting officer.
Ms. Davis has more than 15 years of professional experience in financial reporting. She joined the Company in 2020 as Assistant Controller and was promoted to serve as the Company’s Senior Director of Internal Audit in 2021. Prior to joining the Company, Ms. Davis served in multiple roles at Ernst & Young and KPMG, most recently serving as a Senior Manager in Ernst & Young’s U.S. Assurance practice. Ms. Davis earned a bachelor of science degree in accounting and a master’s degree in accounting from the University of Kentucky, and is a Certified Public Accountant.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/S/ ALAN J.M. HAUGHIE
Alan J.M. Haughie
Executive Vice President and Chief Financial Officer
Date: November 25, 2024